Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David M. Moffett, Lee R. Mitau and Terrance R. Dolan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3 of U.S. Bancorp (the “Company”), or other applicable form, and any and all amendments thereto, including post-effective amendments, in connection with the registration under the Securities Act of 1933, as amended, of the Floating Rate Convertible Senior Debentures due 2035 of the Company (the “Debentures”) in an aggregate amount not to exceed $2,500,000,000 and the underlying shares of Common Stock ($0.01 par value) of the Company into which the Debentures may be converted from time to time (both of the foregoing being referred to in this Power of Attorney as “Securities”), proposed to be registered by the Company for re-sale on behalf of one or more holders of such Securities, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Jerry A. Grundhofer Jerry A. Grundhofer	Chief Executive Officer and Director (principal executive officer)	September 16, 2005
/s/ David M. Moffett David M. Moffett	Vice Chairman and Chief Financial Officer (principal financial officer)	September 16, 2005
/s/ Terrance R. Dolan Terrance R. Dolan	Executive Vice President and Controller (principal accounting officer)	September 16, 2005
/s/ Victoria Buyniski Gluckman Victoria Buyniski Gluckman	Director	September 16, 2005
/s/ Arthur D. Collins, Jr. Arthur D. Collins, Jr.	Director	September 7, 2005
/s/ Peter H. Coors Peter H. Coors	Director	September 7, 2005

Signature	Title	Date
/s/ Joel W. Johnson Joel W. Johnson	Director	September 16, 2005
/s/ Jerry W. Levin Jerry W. Levin	Director	September 16, 2005
/s/ David B. O’Maley David B. O’Maley	Director	September 16, 2005
/s/ O’dell M. Owens O’dell M. Owens, M.D., M.P.H	Director	September 16, 2005
/s/ Richard G. Reiten Richard G. Reiten	Director	September 16, 2005
/s/ Craig D. Schnuck Craig D. Schnuck	Director	September 7, 2005
/s/ Warren R. Staley Warren R. Staley	Director	September 16, 2005
/s/ Patrick T. Stokes Patrick T. Stokes	Director	September 8, 2005